                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            United Television, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[UNITED TELEVISION, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 5, 1998

To the Stockholders of
  UNITED TELEVISION, INC.:

     The annual meeting of the stockholders of United Television, Inc. ("UTV") will be held at The Pan Pacific Hotel, 500 Post Street, San Francisco, California 94102, on May 5, 1998, at 11:00 A.M., for the purpose of considering and acting upon the following matters:

          (1) Election of directors.

          (2) Ratification of the selection of Price Waterhouse LLP ("Price Waterhouse") as auditors of UTV for the year ending December 31, 1998.

          (3) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 13, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     You are cordially invited to attend the meeting. Arrangements have been made for interested stockholders to visit our San Francisco station, KBHK, after the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it to UTV in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated: Beverly Hills, California
       March 31, 1998
                                              By Order of the Board of
       Directors,

                                              GARTH S. LINDSEY, Secretary

132 S. Rodeo Drive

Fourth Floor
Beverly Hills,
California 90212-2425
310-281-4844

                            UNITED TELEVISION, INC.
                        132 S. RODEO DRIVE, FOURTH FLOOR
                      BEVERLY HILLS, CALIFORNIA 90212-2425
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of UTV for use at the annual meeting of stockholders on May 5, 1998 and at any adjournment thereof. March 31, 1998 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to stockholders.

     As of March 13, 1998, the record date for the meeting, UTV had outstanding 9,379,008 shares of Common Stock, each of which entitles the record holder thereof on such date to one vote on each matter presented at the meeting. The proxy solicited by this Proxy Statement is revocable at any time before it is voted.

     The presence at the meeting in person or by proxy of stockholders entitled to cast a majority of the votes at the meeting constitutes a quorum. The election of directors is decided by a plurality of the votes cast. A majority of the votes cast is required to approve each other matter to be acted on at the meeting. Abstentions and broker non-votes have no effect on the proposals being acted upon.

     The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

                             ELECTION OF DIRECTORS

NOMINEES OF THE BOARD OF DIRECTORS

     The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the reelection of John L. Eastman, James
D. Hodgson, and Herbert J. Siegel as directors until the third annual meeting following the May 5, 1998 meeting and until their respective successors are elected and qualified. Information with respect to each such nominee, as well as the seven present directors whose terms of office expire at the first or second annual meeting following the May 5, 1998 meeting, is set forth below:

                                                                                AGE,        HAS SERVED
                           OTHER POSITIONS WITH UTV, PRINCIPAL OCCUPATION   FEBRUARY 28,    AS DIRECTOR
          NAME                     AND CERTAIN OTHER DIRECTORSHIPS              1998           SINCE
          ----             ----------------------------------------------   ------------    -----------
                                     NOMINEES FOR THREE-YEAR TERM
John L. Eastman..........  Partner, Eastman & Eastman, New York City law         58            1985
                           firm; Director, BHC Communications, Inc.
                             ("BHC")(1)

James D. Hodgson.........  Director, eight mutual funds of Alliance              82            1981
                           Capital Management Corp., American Health
                             Properties, Inc., and ARA Services, Inc.;
                             former Secretary of Labor and United States
                             Ambassador to Japan

Herbert J. Siegel........  Chairman of the Board and President,                  69            1981
                           Chris-Craft Industries, Inc.
                             ("Chris-Craft")(2); Chairman of the Board and
                             Chief Executive Officer, BHC

                                                                                AGE,        HAS SERVED
                           OTHER POSITIONS WITH UTV, PRINCIPAL OCCUPATION   FEBRUARY 28,    AS DIRECTOR
          NAME                     AND CERTAIN OTHER DIRECTORSHIPS              1998           SINCE
          ----             ----------------------------------------------   ------------    -----------
                             INCUMBENT DIRECTORS--TWO-YEAR REMAINING TERM
Lawrence R. Barnett......  Vice Chairman, UTV; Director, Consultant and          84            1981
                           retired Executive Vice President, Chris-Craft

Norman Perlmutter........  Chairman of the Board and Chief Executive             64            1988
                           Officer, Heitman Financial Ltd., real estate
                             financial services; Chairman of the Board,
                             Horizon Group, Inc. and Director, Chris-Craft

Howard F. Roycroft.......  Of Counsel, Hogan & Hartson, Washington, D.C.         67            1982
                           law firm

Rocco C. Siciliano.......  Consultant; Chairman, Eisenhower World Affairs        76            1984
                           Institute

                             INCUMBENT DIRECTORS--ONE-YEAR REMAINING TERM

John C. Siegel...........  Chairman of the Board, UTV, and President, UTV        45            1981
                           of San Francisco, Inc. ("UTV-SF")(3); Senior
                             Vice President, Chris-Craft; Director,
                             Chris-Craft and BHC

Evan C Thompson..........  President and Chief Executive Officer, UTV;           55            1983
                           Executive Vice President, Chris-Craft and
                             President, Television Division; Director,
                             Chris-Craft

---------------
     (1) BHC, the parent of UTV, is principally engaged in the television broadcasting business.

     (2) Chris-Craft is principally engaged in the television broadcasting business, through its subsidiary BHC.

     (3) UTV-SF, a wholly owned subsidiary of UTV, owns television station KBHK in San Francisco.

     The principal occupation of each of the directors for the past five years is stated in the foregoing table. In case a nominee shall become unavailable for election, which is not expected, it is intended that the proxy solicited hereby will be voted for whomever the present Board of Directors shall designate to fill such vacancy.

     The Board of Directors notes with deep regret the death in February 1998 of Abraham A. Ribicoff, a UTV director for 15 years.

     John C. Siegel is a son of Herbert J. Siegel. Laurey J. Barnett, UTV Vice President and Director of Programming, is the daughter of Lawrence R. Barnett.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     UTV has established standing audit and compensation committees to assist the Board of Directors in discharging its responsibilities. UTV has no nominating committee.

     The Audit Committee reviews UTV's internal controls, the objectivity of its financial reporting and the scope and results of the auditing engagement. It meets with appropriate UTV financial personnel and independent accountants in connection with these reviews. The Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year in examining the corporate accounts. The independent accountants periodically meet with the Audit Committee and have access to the Committee at any time. The Committee held two meetings during 1997. Its members are Messrs. Hodgson, Roycroft, and Siciliano.

     The Compensation Committee assists the Board in determining the compensation of UTV officers. The Compensation Committee held one meeting during 1997. Its members are Messrs. Hodgson, Perlmutter and Siciliano. The Board Compensation Committee Report on Executive Compensation appears on page 8.

     UTV's Board of Directors held five meetings during 1997.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The management of UTV has been informed that, as of February 28, 1998, the persons and groups identified in Table I below, including all directors, nominees for director, executive officers and all owners known to UTV of more than 5% of its Common Stock, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the shares of UTV Common Stock reflected in such table. Except as reflected in Tables II and III, as of February 28, 1998, each director or executive officer of UTV disclaims beneficial ownership of securities of any parent or subsidiary of UTV. Except as otherwise specified, the named beneficial owner claims sole investment and voting power as to the securities reflected in the tables.

                  I.  BENEFICIAL OWNERSHIP OF UTV COMMON STOCK

                                                                 NUMBER       PERCENT
                      BENEFICIAL OWNER                        OF SHARES(1)    OF CLASS
                      ----------------                        ------------    --------
Laurey J. Barnett(2)........................................        24,894         *
Lawrence R. Barnett.........................................         3,000         *
John L. Eastman.............................................         9,500         *
James D. Hodgson(3).........................................         4,000         *
Garth S. Lindsey(4)(5)......................................       264,118      2.8%
Thomas L. Muir(6)...........................................        12,559         *
Norman Perlmutter...........................................         9,500         *
Howard F. Roycroft(7).......................................        10,800         *
Rocco C. Siciliano..........................................         4,500         *
Herbert J. Siegel(8)........................................            --        --
John C. Siegel(4)...........................................       241,573      2.6%
Evan C Thompson(4)..........................................       265,573      2.8%
All UTV directors and executive officers as a group,
  including those named above (12 persons)(4)...............       361,633      3.9%
Chris-Craft Industries, Inc.................................     5,509,027     58.8%
  (through BHC Communications, Inc., a majority owned
     subsidiary)
     767 Fifth Avenue, New York, New York 10153
Gabelli Funds, Inc., Gabelli Securities, Inc.,
  GAMCO Investors, Inc., Gabelli & Company, Inc., Gemini
Capital
  Management Ltd. and Mario J. Gabelli
     One Corporate Center, Rye, New York 10580(9)...........     1,410,274     15.0%

---------------
      *  Less than 1%.

     (1) Includes with respect to the following directors the indicated numbers of shares issuable on exercise of options previously granted under the 1995 Director Stock Option Plan or to be granted thereunder immediately following the 1998 annual meeting of stockholders: Lawrence R. Barnett, 3,000; John L. Eastman, 9,000; James D. Hodgson, 3,000; Norman Perlmutter, 7,500; Howard F. Roycroft, 10,500; Rocco C. Siciliano, 4,000.

     (2) Ownership includes 20,000 shares issuable pursuant to currently exercisable stock options.

     (3) Voting and investment power are shared with the director's wife as to 1,000 shares.

     (4) As of December 31, 1997, (a) the Trustee of the Employees' Stock Purchase Plan of UTV (the "Stock Purchase Plan") held 230,573 shares of UTV Common Stock (representing 2.5% of the outstanding

                                                  (Notes continued on next page)
shares at February 28, 1998), and (b) the Trustees under the UTV Profit Sharing Plan (the "Profit Sharing Plan") held 10,000 shares of Common Stock (representing less than 1% of the outstanding shares at February 28, 1998). A committee appointed by the Board of Directors of UTV to administer the Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Garth S. Lindsey, John C. Siegel, and Evan C Thompson are the members of the committee under the Stock Purchase Plan and are the Trustees of the Profit Sharing Plan. The numbers of shares set forth in the table with respect to each executive officer, other than John C. Siegel, Garth S. Lindsey, and Evan C Thompson include, with respect to the Stock Purchase Plan, only shares vested as of December 31, 1997. The numbers of shares set forth with respect to each of Garth S. Lindsey, John C. Siegel, Evan C Thompson, and all UTV directors and executive officers as a group include all shares held in the Stock Purchase Plan and the Profit Sharing Plan as of December 31, 1997.

      (5) Ownership includes 23,000 shares issuable pursuant to currently exercisable stock options. Voting power and disposition power is shared with the executive officer's wife as to 545 shares held in a family trust.

      (6) Ownership includes 6,666 shares issuable pursuant to currently exercisable stock options.

      (7) Ownership includes 200 shares owned by the Howard F. Roycroft Pension Trust.

      (8) Ownership excludes 666 shares owned by the director's wife.

      (9) Voting power is disclaimed as to 29,000 shares. Information is furnished in reliance on Amendment No. 16 to Schedule 13D of the named owners dated January 7, 1998, filed with the SEC.

                 II.  BENEFICIAL OWNERSHIP OF CHRIS-CRAFT STOCK

                                         $1.40 CONVERTIBLE        CLASS B COMMON
                                       PREFERRED STOCK(1)(2)      STOCK(1)(2)(3)       COMMON STOCK(2)(4)
                                       ---------------------   --------------------   ---------------------
                                        NUMBER      PERCENT     NUMBER     PERCENT      NUMBER     PERCENT
          BENEFICIAL OWNER             OF SHARES    OF CLASS   OF SHARES   OF CLASS   OF SHARES    OF CLASS
          ----------------             ---------    --------   ---------   --------   ----------   --------
Laurey J. Barnett....................        --         --            --       --         13,692        *
Lawrence R. Barnett(5)...............    50,654      20.6%     1,488,793    16.5%      2,075,725     8.1%
John L. Eastman......................        --         --            --       --             --       --
James D. Hodgson.....................        --         --            --       --             --       --
Garth S. Lindsey.....................        --         --            --       --            212        *
Thomas L. Muir.......................        --         --            --       --             --       --
Norman Perlmutter(6).................        --         --         6,245        *         47,690        *
Howard F. Roycroft...................        --         --            --       --             --       --
Rocco C. Siciliano...................        --         --            --       --             --       --
Herbert J. Siegel(7).................   152,057      61.8%     5,042,067    44.8%      7,670,526    25.0%
John C. Siegel(8)....................       246          *       907,922    11.5%      1,616,818     6.6%
Evan C Thompson(9)...................       130          *       713,206     9.0%      1,453,912     5.9%
All UTV directors and executive
  officers
  as a group, including those named
  above (12 persons)(10).............   202,711      82.4%     7,117,566    57.6%     10,516,139    31.3%

---------------
      *  Less than 1%.

     (1) Each share of Chris-Craft $1.40 Convertible Preferred Stock is convertible into 10.96014 shares of Chris-Craft Common Stock and 21.92025 shares of Chris-Craft Class B Common Stock, except that if such share of Chris-Craft $1.40 Convertible Preferred Stock was transferred after November 10, 1986 other than to a Permitted Transferee, as defined in Chris-Craft's certificate of incorporation, such share is convertible into 32.88039 shares of Chris-Craft Common Stock. Each share of Chris-Craft Class B Common Stock is convertible into one share of Chris-Craft Common Stock.

                                                  (Notes continued on next page)

     (2) At December 31, 1997, (a) the Trustee of the Chris-Craft Employees' Stock Purchase Plan (the "Chris-Craft Stock Purchase Plan") held 373,059 shares of Chris-Craft Class B Common Stock, 622,928 shares of Chris-Craft Common Stock and 246 shares of Chris-Craft $1.40 Convertible Preferred Stock (representing 4.7%, 2.6% and less than 1% of the outstanding shares of the respective classes at February 28, 1998), and (b) the Trustees under the Chris-Craft Profit Sharing Plan held 163,909 shares of Chris-Craft Class B Common Stock (representing 2.1% of the outstanding shares of the class at February 28, 1998). A committee appointed by the Board of Directors of Chris-Craft to administer the Chris-Craft Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the Chris-Craft Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Herbert
J. Siegel, John C. Siegel and another director of Chris-Craft are the members of the committee under the Chris-Craft Stock Purchase Plan, and Herbert J. Siegel and two other Chris-Craft directors are the Trustees under the Chris-Craft Profit Sharing Plan. The numbers of shares set forth in the table with respect to each executive officer, other than John C. Siegel, include, with respect to the Chris-Craft Stock Purchase Plan, only shares vested at December 31, 1997. The numbers of shares set forth in the table with respect to all directors and executive officers as a group include all shares held in the Chris-Craft Stock Purchase Plan and the Chris-Craft Profit Sharing Plan as of December 31, 1997, and the numbers of shares set forth respecting the named members of the Chris-Craft Stock Purchase Plan Committee and the named Trustees of the Profit Sharing Plan include the respective numbers of shares held in those plans as of such date. If, at February 28, 1998, the shares of Chris-Craft $1.40 Convertible Preferred Stock held in the Chris-Craft Stock Purchase Plan at December 31, 1997 had been converted, and the Chris-Craft Class B Common Stock issuable upon such conversion had been added to the Chris-Craft Class B Common Stock then held in the Chris-Craft Stock Purchase Plan and the Chris-Craft Profit Sharing Plan, the shares of Chris-Craft Class B Common Stock held in the two plans would represent 6.8% of the Chris-Craft Class B Common Stock that would have been outstanding; if, at February 28, 1998, the shares of Chris-Craft $1.40 Convertible Preferred Stock held in the Chris-Craft Stock Purchase Plan at December 31, 1997 had been converted, the Chris-Craft Class B Common Stock then held in the Chris-Craft Stock Purchase Plan and the Chris-Craft Profit Sharing Plan, or issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock held in the Chris-Craft Stock Purchase Plan, also had been converted, and the Chris-Craft Common Stock issuable upon such conversions had been added to the Chris-Craft Common Stock then held in such plans, the shares of Chris-Craft Common Stock held in the two plans would represent 4.8% of the Chris-Craft Common Stock that would have been outstanding.
     (3) Includes shares of Chris-Craft Class B Common Stock issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.
     (4) Includes shares of Chris-Craft Common Stock issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock and the Chris-Craft Class B Common Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.
     (5) Ownership includes 30,734 shares of Chris-Craft Common Stock issuable on exercise of options previously granted under Chris-Craft's 1989 and 1994 Director Stock Option Plans or to be granted under Chris-Craft's 1994 Director Stock Option Plan immediately following Chris-Craft's 1998 annual meeting of stockholders.
     (6) Ownership includes 30,734 shares of Chris-Craft Common Stock issuable on exercise of options previously granted under Chris-Craft's 1989 and 1994 Director Stock Option Plans or to be granted under Chris-Craft's 1994 Director Stock Option Plan immediately following Chris-Craft's 1998 annual meeting of stockholders.

     (7) Ownership includes 327,818 shares of Chris-Craft Common Stock issuable pursuant to a currently exercisable stock option and excludes 67,922 shares of Chris-Craft Class B Common Stock owned by Mr. Siegel's wife.

                                                  (Notes continued on next page)

     (8) Ownership includes 54,633 shares of Chris-Craft Common Stock issuable pursuant to currently exercisable stock options.

     (9) Ownership includes 218,543 shares of Chris-Craft Common Stock issuable pursuant to currently exercisable stock options.

   (10) Ownership includes all shares held in the Chris-Craft Stock Purchase Plan and the Chris-Craft Profit Sharing Plan as of December 31, 1997 (see Note
2). Of the shares held in the Chris-Craft Stock Purchase Plan, 116 shares of Chris-Craft $1.40 Convertible Preferred Stock, 250,654 shares of Chris-Craft Class B Common Stock and 531,454 shares of Chris-Craft Common Stock were held for the accounts of employees other than directors or executive officers of UTV.

             III.  BENEFICIAL OWNERSHIP OF BHC CLASS A COMMON STOCK

                                                                 NUMBER
                      BENEFICIAL OWNER                        OF SHARES(1)
                      ----------------                        ------------
Laurey J. Barnett...........................................       --
Lawrence R. Barnett.........................................       --
John L. Eastman.............................................       --
James D. Hodgson............................................       --
Garth S. Lindsey............................................       --
Thomas L. Muir..............................................       --
Norman Perlmutter...........................................       --
Howard F. Roycroft..........................................       --
Rocco C. Siciliano..........................................       --
Herbert J. Siegel(2)........................................      538
John C. Siegel..............................................       --
Evan C Thompson.............................................       --
All UTV directors and executive officers as a group,
  including
  those named above (12 persons)(2).........................      538

---------------
     (1) Each amount shown represents less than 1% of the class. In accordance with SEC rules, percentages have been computed deeming as not outstanding 226,503 shares of BHC Class A Common Stock held by UTV.

     (2) Ownership includes 309 shares held in the Chris-Craft Profit Sharing Plan, of which Mr. Herbert J. Siegel and two other Chris-Craft directors are Trustees. See Note 2 to Table II.

EXECUTIVE COMPENSATION

     The following table sets forth all plan and non-plan compensation paid to the individuals indicated therein for services rendered in all capacities to UTV and its subsidiaries during the three years ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                                                        ------------
                                             ANNUAL COMPENSATION(1)      SECURITIES
                                             -----------------------     UNDERLYING        ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR    SALARY ($)    BONUS ($)     OPTIONS(#)     COMPENSATION($)
    ---------------------------      ----    ----------    ---------    ------------    ---------------
Evan C Thompson(3).................  1997           0             0             0                0
  President and Chief Executive      1996           0             0             0                0
  Officer                            1995           0             0             0                0
Garth S. Lindsey...................  1997     175,000       180,000            --           54,104(2)(4)
  Executive Vice President, Chief    1996     160,000       180,000        12,000           52,925
  Financial Officer and Secretary    1995     160,000       180,000            --           60,213
Laurey J. Barnett..................  1997     175,000       165,000            --           28,531(5)
  Vice President and                 1996     160,000       165,000        12,000           27,422
  Director of Programming            1995     160,000       165,000            --           27,030
Thomas L. Muir.....................  1997     116,000       104,000            --           18,391(2)(6)
  Treasurer and Controller           1996     106,000       104,000         8,000           27,807
                                     1995     106,000       104,000            --           22,450

---------------
     (1) Excludes automobile allowance of $800 per month paid to Messrs. Lindsey and Muir and Ms. Barnett, and perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of total annual salary and bonus reported for the named person.

     (2) Includes annual forgiveness of indebtedness of Mr. Lindsey of $20,000 and of Mr. Muir of $10,000, which indebtedness was incurred in 1983.

     (3) Mr. Thompson receives no regular compensation from UTV and received no compensation from UTV between 1995 and 1997. Since 1986, UTV has paid Chris-Craft a management fee at the rate of $400,000 per year, which fee was determined by agreement between Chris-Craft and UTV, primarily for the executive management services of certain Chris-Craft senior officers to UTV. Beginning with 1994, UTV has also paid BHC subsidiary KCOP Television, Inc. a management fee, which was $2,200,000 in 1995, $1,750,000 in 1996, and $1,750,000 in 1997 to
reimburse KCOP for expenses incurred, attributable to the compensation paid by KCOP to its executive and support staff for the portion of their services which constitutes executive management services to UTV. Chairman's and directors fees otherwise payable to Messrs. Herbert J. Siegel, John C. Seigel, and Lawrence R. Barnett are paid to Chris-Craft. See Certain Relationships and Related Transactions.

     (4) Reflects UTV contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $14,120 with respect to the Stock Purchase Plan and $19,984 with respect to the Profit Sharing Plan.

     (5) Reflects UTV contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $11,809 with respect to the Stock Purchase Plan and $16,722 with respect to the Profit Sharing Plan.

     (6) Reflects UTV contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $1,920 with respect to the Stock Purchase Plan and $6,471 with respect to the Profit Sharing Plan.

     The following table sets forth information concerning each exercise of stock options during 1997 by each of the named individuals, along with the year-end value of unexercised options. No option was granted to any executive officer during 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                               AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
                            SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ---------------   -----------   -----------   -------------   -----------   -------------
Evan C Thompson...........           0                0            0              0               0              0
Garth S. Lindsey..........       4,500          303,625       19,000          8,000         815,125        119,000
Laurey J. Barnett.........           0                0       16,000          8,000         664,000        119,000
Thomas L. Muir............       5,000          194,625        6,666          5,334         241,157         79,343

     The following table illustrates the annual pension benefit that would be payable by UTV (including benefits payable under the Benefit Equalization Plan) upon retirement at age 65 or older to a person in specified compensation and years-of-service classifications.

                               PENSION PLAN TABLE

     Annual pension benefit payable as a life annuity with five years of payments guaranteed.

                                                                YEARS OF SERVICE
                                               ---------------------------------------------------
                REMUNERATION                     15         20         25         30         35
                ------------                   -------   --------   --------   --------   --------
$125,000.....................................  $34,863   $ 46,484   $ 58,104   $ 58,104   $ 58,104
 150,000.....................................   42,363     56,484     70,604     70,604     70,604
 175,000.....................................   49,863     66,484     83,104     83,104     83,104
 200,000.....................................   57,363     76,484     95,604     95,604     95,604
 225,000.....................................   64,863     86,484    108,104    108,104    108,104
 250,000.....................................   72,363     96,484    120,604    120,604    120,604
 300,000.....................................   87,363    116,484    145,604    145,604    145,604
 400,000.....................................  117,363    156,484    195,604    195,604    195,604
 450,000.....................................  132,363    176,484    220,604    220,604    220,604

     Benefits under UTV Employees' Retirement Plan generally are payable to plan participants on or after age 65. The benefit is calculated as 1.4% of Final Average Compensation not in excess of the individual's Covered Compensation plus 2% of Final Average Compensation in excess of the individual's Covered Compensation multiplied by all years of service not greater than 25 years. Covered Compensation is the average of the Social Security wage bases during the 35 year period ending with the year of the individual's Social Security retirement age. "Final Average Compensation" is the average monthly compensation paid to a participant during the five consecutive calendar years during which such average is highest. Compensation is defined as all compensation, including such items as overtime pay and bonuses, but excluding any amounts paid as contributions to any employee benefit plan or reimbursement for business expenses.

     The credited years of service under the Retirement Plan at February 28, 1998 were: Garth S. Lindsey, 22 years; Laurey J. Barnett, 13 years; Thomas L. Muir, 21 years.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Salaries for 1997 for the executive officers named in the Summary Compensation Table were fixed by the Board of Directors, upon recommendation of the Compensation Committee, at the end of the prior fiscal year, based on a subjective perception of salaries paid by comparable companies for comparable positions, and their bonuses were based on subjective assessments of the executive officers' success at fulfilling the duties and responsibilities of their respective positions and the particular tasks assigned to them, which for 1995, 1996, and 1997 included additional work relating to BHC's television stations. The Compensation Committee generally adopts recommendations of the Chairman and the CEO, who base their recommendations on past salary levels and their perception of the quality of the respective performances of the executive officers and attempt to match total base salaries and bonuses with their perception of compensation levels at a small number of entertainment companies of which they have knowledge and which they consider comparable to UTV. The Chairman and the CEO assess executive officer performance in terms of normal responsibilities, assumption of extra responsibilities and additional work related to special projects. No relative weight was assigned to any of the foregoing factors.

JAMES D. HODGSON               NORMAN PERLMUTTER              ROCCO C. SICILIANO

PERFORMANCE GRAPH

     The following line graph compares cumulative total shareholder return for UTV, the Standard & Poor's ("S&P") 500 Stock Index and the S&P Broadcast-500 index, assuming the investment of $100 in each in December 1992 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.

                            UNITED TELEVISION, INC.
                    TOTAL RETURN TO SHAREHOLDERS: 1992-1997

                           [UNITED TELEVISION CHART]

                                   DEC. 92    DEC. 93    DEC. 94    DEC. 95    DEC. 96    DEC. 97
UNITED TELEVISION INC............    100      153.70     201.85     336.98     323.39     392.26
BRDCAST (TV, RADIO, CABLE)-. 500     100      140.27     130.24     170.50     139.76     229.94
S&P 500 INDEX....................    100      110.08     111.53     153.45     188.68     251.63

     Pursuant to SEC rules, the material under the captions Board Compensation Committee Report on Executive Compensation and Performance Graph is not to be deemed "soliciting material" nor "filed" with the SEC. It is specifically excluded from any material which is incorporated by reference in UTV filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.

COMPENSATION OF DIRECTORS

     Each director who is not a UTV employee receives a retainer of $35,000 per year, except that the Chairman's fee is $85,000, plus $7,500 per annum for service on each of the Audit Committee, the Compensation Committee, and the Retirement Board, which administers the Employees' Retirement Plan.

Pursuant to the 1995 Director Stock Option Plan, each director who is not a UTV employee is granted, on each annual meeting date, a five-year option to purchase 1,000 shares of UTV Common Stock at a price per share equal to the market price on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1997, UTV and BHC together engaged in the joint production with third parties of original television programming. UTV and BHC have entered into a tax sharing agreement, pursuant to which state income tax returns will be filed on a combined basis, but the incidence of tax will be borne, as between UTV and BHC, as if UTV had filed as a stand-alone entity.

     During each of the three years beginning in 1995, UTV paid to Chris-Craft the UTV Chairman's fee of $85,000 that otherwise would have been payable to John
C. Siegel or Herbert J. Siegel, and directors' fees of $35,000 that otherwise would have been payable to each of Herbert J. Siegel, John C. Siegel, or Lawrence R. Barnett had they not been employed by Chris-Craft as employees or as a consultant.

     Employment agreements with Garth S. Lindsey and Thomas L. Muir that have expired, except for severance arrangements, provide that, if UTV terminates such officer's employment without cause, it will either give him 90 days' advance notice of termination or a severance payment equal to 13 weeks' salary at his then current rate. In addition, UTV will pay him a severance payment equal to 25 weeks' salary at his then current rate.

     Laurey J. Barnett, who is a daughter of Lawrence R. Barnett, Vice Chairman of UTV, continued during 1997 to serve UTV as Vice President and Director of Programming. Her salary and bonus for 1997 appear in the Summary Compensation Table, and Ms. Barnett's employment continues in the same capacity and on essentially the same terms, except that her salary is $180,000.

     Peter Mathes, who is a stepson of Abraham A. Ribicoff, a director of UTV until his death in February 1998, continued during 1997 to serve UTV as Vice President and General Manager of KTVX. His salary and bonus for 1997 aggregated $390,000; he received a monthly automobile allowance of $800; and he participated in UTV benefit plans on the same basis as other eligible employees. Mr. Mathes' employment continues in the same capacity and on essentially the same terms.

     A son of Lawrence R. Barnett, a director of Chris-Craft and UTV, is a principal of the firm of Gipson Hoffman & Pancione, which performed legal services for UTV during 1997 and is expected to perform similar services during 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     UTV's directors and executive officers are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in beneficial ownership of UTV equity securities with the SEC. Copies of those reports must also be furnished to UTV. Based solely on a review of the copies of reports furnished to UTV and written representations that no Forms 5 were required, UTV believes that during 1997, all filing requirements applicable to directors and executive officers were timely complied with, except that James D. Hodgson reported late the exercise of a director stock option.

                     RATIFICATION OF SELECTION OF AUDITORS

     The stockholders are to take action upon ratification of the selection of Price Waterhouse LLP as auditors of UTV for its fiscal year ending December 31, 1998. Representatives of Price Waterhouse are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions. Price Waterhouse was the independent accountant for UTV for its fiscal year ended December 31, 1997. If the selection of Price Waterhouse is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent accountants whose selection for any period subsequent to the next annual meeting will be presented for stockholder approval at such meeting.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by UTV at its principal executive offices by November 30, 1998.

                                    GENERAL

     The Board of Directors did not know, a reasonable time before the commencement of the solicitation, of any business constituting a proper subject for action by the stockholders to be presented to the meeting other than as set forth in this Proxy Statement. However, if any other matter should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

     UTV'S 1997 FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO GARTH S. LINDSEY, SECRETARY, UNITED TELEVISION, INC., 132 S. RODEO DRIVE, FOURTH FLOOR, BEVERLY HILLS, CALIFORNIA 90212-2425.

     UTV will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders. Solicitation material will be furnished to brokers, fiduciaries and custodians to forward to beneficial owners of stock held in their names, and UTV will reimburse these organizations in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to such beneficial owners. The solicitation of proxies may also be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of UTV, who will receive no additional compensation therefor. UTV has engaged D.F. King & Co., Inc. to solicit proxies and distribute materials to brokers, banks, custodians and other nominee holders and will pay approximately $5,000 for these services, in addition to reimbursement of certain expenses.

                                          By Order of the Board of Directors,

                                               GARTH S. LINDSEY, Secretary

                                  Detach Here


                            UNITED TELEVISION, INC.

P                     THIS PROXY IS SOLICITED ON BEHALF OF
R                            THE BOARD OF DIRECTORS
O
X
Y       Lawrence R. Barnett, Garth S. Lindsey and John C. Siegel, and each of them, each with full power of substitution, hereby are authorized to vote, by a majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting, then that one, all of the shares of United Television, Inc. that the undersigned would be entitled, if personally present, to vote at its 1998 annual meeting of stockholders and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side and in the notice of annual meeting and the proxy statement.


                           CONTINUED ON REVERSE SIDE

                                                                     -----------
                 PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE      SEE REVERSE
                              AND RETURN PROMPTLY                        SIDE
                                                                     -----------

                                  Detach Here


    Please mark
/X/ votes as in
    this example.

    1. Election of Directors             UNLESS OTHERWISE SPECIFIED, THIS PROXY
    NOMINEES: John L. Eastman,           WILL BE VOTED FOR PROPOSALS 1 AND 2.
              James D. Hodgson,
              and Herbert J. Siegel      THE BOARD OF DIRECTORS RECOMMENDS A
                                         VOTE FOR PROPOSALS 1 AND 2.

                        AUTHORITY        2. Selection of  FOR  AGAINST  ABSTAIN
        FOR              WITHHELD           Price Water-
        ALL             AS TO ALL           house LLP as
     NOMINEES           NOMINEES            auditors.     /  /   /  /     /  /
      /  /               /  /

/  / _________________________________                          MARK HERE
For all nominees except as noted above                         FOR ADDRESS
                                                               CHANGE AND  /  /
                                                               NOTE NEW
                                                               ADDRESS AT LEFT

                                         Please sign below exactly as your name
                                         appears hereon. If the named holder is
                                         a corporation, partnership, or other
                                         association, please sign its name and
                                         add your name and title. When signing
                                         as attorney, executor, administrator,
                                         trustee or guardian, please also give
                                         your full title. If shares are held
                                         jointly, EACH holder should sign.

Signature: _________________ Date: _____ Signature: ________________ Date: _____